Exhibit 99.1

26 July 2022 | NYSE: NXRT

EARNINGS SUPPLEMENT: SECOND QUARTER 2022

NEXPOINT RESIDENTIAL TRUST, INC.

300 CRESCENT COURT, SUITE 700

DALLAS, TX 75201

PHONE: (214) 276-6300

INVESTOR RELATIONS:

JACKIE GRAHAM

NXRT.NEXPOINT.COM

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

TABLE OF CONTENTS

Earnings Release	1
Cautionary Statement Regarding Forward-Looking Statements	3
Overview	4
Highlights of Recent Activity	5
Financial Summary	7
2022 Full Year Guidance	8
Components of Net Asset Value	9
Consolidated Balance Sheets	10
Consolidated Statements of Operations	11
NOI and Same Store NOI	12
Q2 Same Store Results	13
Q2 Same Store Properties Operating Metrics	15
QoQ Same Store Properties Operating Metrics	16
YTD Same Store Results	17
FFO, Core FFO and AFFO	19
Historical Capital Expenditures	20
Value-Add Program Details	21
Outstanding Debt Details	24
Debt Maturity Schedule	26
Historical Acquisition Details	27
Historical Disposition Details	28
Definitions and Reconciliations of Non-GAAP Measures	29

THE AVANT AT PEMBROKE PINES

FULLY REPOSITIONED AMENITY PACKAGE

   TOP-FLIGHT NEW FITNESS AND RECREATION CENTER

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FOR IMMEDIATE RELEASE

Contact:

Investor Relations

Jackie Graham

JGraham@nexpoint.com

(214) 276-6300

Media inquiries: JGraham@nexpoint.com

NEXPOINT RESIDENTIAL TRUST, INC. REPORTS SECOND QUARTER 2022 RESULTS

NXRT Continues to Experience Strong Revenue Growth; Accelerates Rehab Pace for the Quarter

Dallas, TX, July 26, 2022 – NexPoint Residential Trust, Inc. (NYSE:NXRT) reported financial results for the second quarter ended June 30, 2022.

Highlights

•

NXRT[1] reported Net Loss, FFO[2], Core FFO[2] and AFFO[2] of $(7.8)M, $17.6M, $20.3M and $22.7M, respectively, attributable to common stockholders for the quarter ended June 30, 2022, compared to Net Loss, FFO, Core FFO, and AFFO of $(3.4)M, $16.5M, $14.2M and $16.3M, respectively, attributable to common stockholders for the quarter ended June 30, 2021.

•

NXRT reported Net Loss, FFO, Core FFO and AFFO of $(12.5)M, $36.6M, $40.4M and $45.1M, respectively, attributable to common stockholders for the six months ended June 30, 2022, compared to Net Loss, FFO, Core FFO, and AFFO of $(10.3)M, $30.3M, $28.3M and $32.4M, respectively, attributable to common stockholders for the six months ended June 30, 2021.

•

For the three months ended June 30, 2022, Q2 Same Store properties[3] average effective rent, total revenue and NOI[2] increased 19.2%, 14.2% and 16.4%, respectively, and occupancy decreased 150 bps over the prior year period.

•

For the six months ended June 30, 2022, YTD Same Store properties[3] average effective rent, total revenue and NOI[2] increased 19.2%, 12.7% and 16.4%, respectively, and occupancy decreased 150 bps over the prior year period.

•	The weighted average effective monthly rent per unit across all 41 properties held as of June 30, 2022 (the “Portfolio”), consisting of 15,387[4] units, was $1,387, while physical occupancy was 94.5%.
•	On April 1, 2022, NXRT acquired The Adair located in Sandy Springs, Georgia, and Estates on Maryland located in Phoenix, Arizona for a combined purchase price of $143.4 million.
•	NXRT paid a second quarter dividend of $0.38 per share of common stock on June 30, 2022.
•	During the six months ended June 30, 2022, through its at-the-market offering (“ATM program”), NXRT issued 52,091 shares for approximately $4.3 million in gross proceeds.
•

During the three months ended June 30, 2022, NXRT repurchased and retired 69,567 shares at a weighted average price of $73.82 per share. Since inception, NXRT has repurchased 2,451,722 shares at a weighted average price of $27.07 per share.

•

During the second quarter, for the properties in our Portfolio, we completed 650 full and partial upgrades and leased 609 upgraded units, achieving an average monthly rent premium of $138 and a 24.9% ROI[5].

•

Since inception, for the properties currently in our Portfolio, we have completed 6,834 full and partial upgrades, 4,724 kitchen and laundry appliances, and 9,624 technology packages, resulting in a $142, $48, and $43 average monthly rental increase per unit and a 21.8%, 69.7%, and 33.5% ROI, respectively.

1)	In this release, “we,” “us,” “our,” the “Company,” “NexPoint Residential Trust,” and “NXRT” each refer to NexPoint Residential Trust, Inc., a Maryland corporation.
2)

FFO, Core FFO, AFFO and NOI are non-GAAP measures. For a discussion of why we consider these non-GAAP measures useful and reconciliations of FFO, Core FFO, AFFO and NOI to net loss, see the “Definitions and Reconciliations of Non-GAAP Measures”, “FFO, Core FFO and AFFO” and “NOI and Same Store NOI” sections of this release.

3)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. There are 34 properties encompassing 13,433 units of apartment space in our Same Store pool for the three months ended June 30, 2022 (our “Q2 Same Store” properties) and 34 properties encompassing 13,433 units of apartment space in our Same Store pool for the six months ended June 30, 2022 (our “YTD Same Store” properties). The same store unit count excludes 67 units that are currently down due to casualty events (Silverbrook: 16 units, Arbors of

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Brentwood: 16 units, Timber Creek: 15 units, Venue at 8651: 8 units, Hollister Place: 6 units, The Preserve at Terrell Mill: 3 units, Parc500: 2 units, and Bloom: 1 unit).
4)

Total units owned in our Portfolio is 15,387, however 73 units are currently down due to casualty events (Silverbrook: 16 units, Arbors of Brentwood: 16 units, Timber Creek: 15 units, Venue at 8651: 8 units, Hollister Place: 6 units, Six Forks: 6 units, The Preserve at Terrell Mill: 3 units, Parc500: 2 units, and Bloom: 1 unit).

5)	We define Return on Investment (“ROI”) as the sum of the actual rent premium divided by the sum of the total cost.

Second Quarter 2022 Financial Results

•	Total revenues were $65.8 million for the second quarter of 2022, compared to $52.6 million for the second quarter of 2021.
•

Net loss for the second quarter of 2022 totaled $(7.8) million, or loss of $(0.30) per diluted share, which included $25.5 million of depreciation and amortization expense. This compared to a net loss of $(3.4) million, or earnings of $(0.14) per diluted share, for the second quarter of 2021, which included $20.0 million of depreciation and amortization expense.

•

The change in our net loss of $(7.8) million for the three months ended June 30, 2022 as compared to our net loss of $(3.4) million for the three months ended June 30, 2021 primarily relates to a decrease in casualty gains and an increase in depreciation expense, partially offset by an increase in total revenues.

•	For the second quarter of 2022, NOI was $38.8 million on 41 properties, compared to $30.2 million for the second quarter of 2021 on 39 properties.
•	For the second quarter of 2022, Q2 Same Store NOI increased 16.4% to $33.7 million, compared to $28.9 million for the second quarter of 2021.
•	For the second quarter of 2022, FFO totaled $17.6 million, or $0.69 per diluted share, compared to $16.5 million, or $0.66 per diluted share, for the second quarter of 2021.
•	For the second quarter of 2022, Core FFO totaled $20.3 million, or $0.79 per diluted share, compared to $14.2 million, or $0.56 per diluted share, for the second quarter of 2021.
•	For the second quarter of 2022, AFFO totaled $22.7 million, or $0.89 per diluted share, compared to $16.3 million, or $0.65 per diluted share, for the second quarter of 2021.

2022 Year to Date Financial Results

•	Total revenues were $126.6 million for the six months ended June 30, 2022, compared to $104.4 million for the six months ended June 30, 2021.
•

Net loss for the six months ended June 30, 2022 totaled $(12.5) million, or loss of $(0.49) per diluted share, which included $49.3 million of depreciation and amortization expense. This compared to net loss of $(10.3) million, or earnings of $(0.41) per diluted share, for the six months ended June 30, 2021, which included $40.7 million of depreciation and amortization expense.

•

The change in our net loss of $(12.5) million for the six months ended June 30, 2022 as compared to our net loss of $(10.3) million for the six months ended June 30, 2021 primarily relates to a decrease in casualty gains and an increase in depreciation expense, partially offset by an increase in total revenues.

•	For the six months ended June 30, 2022, NOI was $75.4 million on 41 properties, compared to $60.0 million for the six months ended June 30, 2021 on 39 properties.
•	For the six months ended June 30, 2022, Same Store NOI increased 16.4% to $66.9 million, compared to $57.4 million for the six months ended June 30, 2021.
•	For the six months ended June 30, 2022, FFO totaled $36.6 million, or $1.43 per diluted share, compared to $30.3 million, or $1.21 per diluted share, for the six months ended June 30, 2021.
•	For the six months ended June 30, 2022, Core FFO totaled $40.4 million, or $1.58 per diluted share, compared to $28.3 million, or $1.13 per diluted share, for the six months ended June 30, 2021.
•	For the six months ended June 30, 2022, AFFO totaled $45.1 million, or $1.76 per diluted share, compared to $32.4 million, or $1.29 per diluted share, for the six months ended June 30, 2021.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Second Quarter Earnings Conference Call

NXRT will host a conference call on Tuesday, July 26, 2022 at 11:00 a.m. ET (10:00 am CT), to discuss second quarter financial results. The conference call can be accessed live over the phone by dialing 888-220-8474 or, for international callers, + 1 646-828-8193 and using passcode Conference ID: 4498068.  A live audio webcast of the call will be available online at the Company's website, https://nxrt.nexpoint.com (under "Resources").  An online replay will be available shortly after the call on the Company's website and continue to be available for 60 days.

A replay of the conference call will also be available through Tuesday, August 2, 2022 by dialing 888-203-1112 or, for international callers, +1 719-457-0820 and entering passcode 4498068.

About NXRT

NexPoint Residential Trust is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NXRT,” primarily focused on acquiring, owning and operating well-located, middle-income multifamily properties with “value-add” potential in large cities and suburban submarkets of large cities, primarily in the Southeastern and Southwestern United States. NXRT is externally advised by NexPoint Real Estate Advisors, L.P., an affiliate of NexPoint Advisors, L.P., an SEC-registered investment advisor, which has extensive real estate experience. Our filings with the Securities and Exchange Commission (the “SEC”) are available on our website, nxrt.nexpoint.com, under the “Financials” tab.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “anticipate,” “estimate,” “may,” “should,” “plan” and similar expressions and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding NXRT’s business and industry in general, room for future rent growth, NXRT’s guidance for financial results for the full year 2022, including earnings per diluted share, Core FFO per diluted share, same store rental income, same store total revenue and same store NOI, and the related assumptions, including expected acquisitions and dispositions, shares outstanding and same store growth projections, NXRT’s net asset value and the related components and assumptions, including anticipated full year and third quarter 2022 net income, acquisitions and dispositions, pro forma adjustments for acquisitions and dispositions, the NOI related to the acquired or disposed of properties, the Cornerstone loan refinancing, estimated value-add expenditures, debt payments, outstanding debt and shares outstanding, NOI guidance for the third quarter 2022 and the related assumptions, planned value-add programs, including projected average rent, rent change and return on investment, expected settlement of interest rate swaps and the effect on the debt maturity schedule, rehab budgets and expected acquisitions and dispositions. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including the ultimate duration and severity of the COVID-19 pandemic and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, as well as those described in greater detail in our filings with the Securities and Exchange Commission, particularly those described in our Annual Report on Form 10-K. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s most recent Annual Report on Form 10-K and other filings with the SEC for a more complete discussion of the risks and other factors that could affect any forward-looking statements. The statements made herein speak only as of the date of this release and except as required by law, NXRT does not undertake any obligation to publicly update or revise any forward-looking statements.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC: SECOND QUARTER 2022 OVERVIEW

Company Profile

(share counts in thousands)
Exchange/Ticker	NYSE: NXRT
Share Price (1)	$62.98
Insider Ownership	12.58%
2022 Q3 Dividend Per Share	$0.38
Dividend Yield (1)	2.41%
Shares Outstanding - basic (2)	25,672
Shares Outstanding - diluted (2)	25,672
(1)	As of the close of market trading on July 25, 2022.
(2)

Weighted average for the three months ended June 30, 2022. If the Company sustains a net loss for the period presented, unvested restricted stock units are not included in the calculation of diluted shares outstanding.

Portfolio Composition by Market

Market	% of Units
Dallas/Fort Worth	16.8%
Phoenix	13.1%
South Florida	12.7%
Atlanta	11.0%
Nashville	8.7%
Houston	7.7%
Orlando	7.6%
Las Vegas	7.6%
Charlotte	7.0%
Raleigh	4.1%
Tampa	3.7%
Total	100.0%

Revenue & Average Rent Per Unit	Stock Price Performance (Since Inception; 4/1/2015)

Revenue ($000s)
Avg. Rent/Unit
$70,000
$55,000
$40,000
$25,000
$10,000
$1,400
$1,100
$800
$500
3Q15
4Q17
1Q20
2Q22

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Highlights of Recent Activity

ACQUISITIONS

Property Name	Location	Date of Acquisition	Purchase Price	Mortgage Debt	# Units	Effective Ownership
The Adair	Sandy Springs, Georgia	April 1, 2022	$65,500	$35,115	232	100%
Estates on Maryland	Phoenix, Arizona	April 1, 2022	77,900	43,157	330	100%
			$143,400	$78,272	562

RENT TRADEOUTS

Market	New Leases	% Increase	Rent Increase	Renewals	% Increase	Rent Increase
DFW	412	19.6%	$212.07	335	15.9%	$167.29
HOU	193	11.7%	$143.22	170	13.2%	$155.53
CHA	174	16.7%	$199.53	129	14.2%	$159.98
NASH	210	23.8%	$279.96	208	15.9%	$184.91
ATL	224	20.1%	$266.17	223	14.0%	$180.16
ORL	189	30.6%	$388.19	131	24.1%	$305.51
TPA	84	29.5%	$343.29	74	26.2%	$301.28
SFL	216	31.6%	$519.06	292	22.5%	$354.25
PHX	295	21.4%	$278.48	268	16.9%	$212.61
LSV	208	16.8%	$215.00	144	13.7%	$173.54
RDU	117	10.8%	$137.90	138	11.7%	$151.26
TOTAL/AVERAGE	2,322	21.1%	$269.37	2,112	16.9%	$213.24

SAME STORE GROWTH

(In thousands)	Q2 2022	Q2 2021	% Change
Rental Revenue	$56,206	$49,086	14.5%
Other Income	1,507	1,469	2.6%
Total Income	57,713	50,555	14.2%
Total Expense	24,147	21,779	10.9%
Miscellaneous income	136	167	-18.6%
NOI	$33,702	$28,943	16.4%

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

ROOM FOR FUTURE RENT GROWTH

(1)	Source: RealPage as of April 30, 2022. NXRT average rent as of May 31, 2022.
(2)	Source: Average of Invitation Homes and American Homes 4 Rent. Average effective rent per market based on recent public filings.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Financial Summary

	Q2 2022	Q2 2021	YTD 2022	YTD 2021
(in thousands, except for per share and unit data)
Company Profile
Market Capitalization (as of the last day of the period)	$1,603,000	$1,383,000
Share Price (as of the last day of the period)	$62.51	$54.98
Weighted average common shares outstanding - basic	25,672	25,140	25,646	25,104
Weighted average common shares outstanding - diluted	25,672	25,140	25,646	25,104

Earnings Profile
Total revenues	$65,766	$52,563	$126,552	$104,359
Net loss attributable to common stockholders	(7,797)	(3,408)	(12,450)	(10,287)
NOI (1)	38,846	30,227	75,411	59,951
Same Store NOI (2)	33,702	28,943	66,857	57,440
Same Store NOI Growth (%) (2)	16.4%		16.4%

Earnings Metrics Per Common Share (diluted basis)
Earnings	$(0.30)	$(0.14)	$(0.49)	$(0.41)
FFO (1)	$0.69	$0.66	$1.43	$1.21
Core FFO (1)	$0.79	$0.56	$1.58	$1.13
AFFO (1)	$0.89	$0.65	$1.76	$1.29
Dividends declared per common share	$0.38	$0.34	$0.76	$0.68
FFO Coverage (3)	1.81x	1.93x	1.88x	1.77x
Core FFO Coverage (3)	2.08x	1.65x	2.08x	1.66x
AFFO Coverage (3)	2.33x	1.90x	2.32x	1.89x

Portfolio
Total Properties	41	39
Total Units (4)	15,387	14,709
Occupancy	94.5%	96.1%
Average Effective Monthly Rent per Unit	$1,387	$1,159

Same Store Portfolio Metrics (2)
Total Same Store Properties	34	34	34	34
Total Same Store Units	13,433	13,386	13,433	13,386
Occupancy	94.5%	96.0%	94.5%	96.0%
Average Effective Monthly Rent per Unit	$1,385	$1,162	$1,385	$1,162

Value-Add Program
Completed Rehab Units	650	336	1,181	621
Cumulative Completed Rehab Units (5)	6,834
Average Increase to Effective Monthly Rent per Unit (Post-Rehab)	$142
ROI on Post-Rehab Units	21.8%

Outstanding Debt Summary
Total Mortgage Debt	$1,358,675	$1,234,515
Credit Facilities	335,000	250,000
Total Debt Outstanding	$1,693,675	$1,484,515
Leverage Ratio (Net Debt to Enterprise Value) (6)	51%	50%
(1)

For more information and reconciliations of NOI, FFO, Core FFO and AFFO, see the “FFO, Core FFO and AFFO”, “NOI and Same Store NOI” and “Definitions and Reconciliations of Non-GAAP Measures” sections of this release.

(2)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. For additional information regarding our Q2 and YTD Same Store properties, see the “Q2 Same Store Results” and “YTD Same Store Results” section of this release.

(3)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.
(4)	Total units owned is 15,387, however 73 units are currently down due to casualty events.
(5)	Inclusive of all full and partial interior upgrades completed through. Cumulative results exclude rehabs completed for properties sold through June 30, 2022.
(6)	For more information and a reconciliation of debt to net debt, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2022 Full Year Guidance Summary

NXRT is providing updated 2022 guidance ranges for earnings per diluted share, Same Store rental income, Same Store total revenue, Same Store total expenses, and Same Store NOI as follows:

	Guidance Range (1)
	Low-End	Mid-Point	High-End	Prior Mid-Point
Earnings per diluted share (2)	$3.04	$3.10	$3.15	$4.19
Core FFO per diluted share (2) (3)	$2.96	$3.01	$3.07	$3.01

Same Store Growth: (4)
Rental Income	12.0%	12.5%	13.0%	11.4%
Total Revenue	11.5%	12.0%	12.4%	10.8%
Total Expenses	7.0%	6.5%	6.1%	5.9%
Same Store NOI (3)	14.7%	15.8%	17.0%	14.3%

Other Considerations: (5)
Acquisitions	$150.0	$225.0	$300.0	$225.0
Dispositions	$150.0	$225.0	$300.0	$225.0
(1)

Full Year 2022 guidance forecast includes Same Store growth projections presented above, which takes into effect the forecast dispositions of Old Farm, Stone Creek at Old Farm and Hollister Place, thereby removing those assets from the Full Year 2022 pro forma Same Store pool.

(2)	Weighted average diluted share count estimate for full year 2022 is approximately 26.2 million.
(3)

Same Store NOI and Core FFO are non-GAAP measures. For reconciliations of Full Year 2022 Same Store NOI and Core FFO guidance to net loss guidance and a discussion of why we consider these non-GAAP measures useful, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

(4)	Year-over-year growth for the Full Year 2022 pro forma Same Store pool (31 properties).
(5)

We continue to evaluate our Portfolio for capital recycling opportunities. Transaction volumes presented are incorporated into the EPS and CFFO guidance above. Actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions, except as required by law.

Additional information on 2022 financial and earnings guidance is included in the following sections of this release.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Components of Net Asset Value

(dollar and share amounts in thousands, except per share and per unit data)

REAL ESTATE BY MARKET VALUE	NAV SUMMARY

Property	NOI	Cap Rate Range (1)		Value Range (2)		Component	Min	Max
Market	Contribution	Min	Max	Min	Max	Tangible Assets
Texas						Real Estate (2)	$3,700,460	$4,107,944
Dallas/Fort Worth	13.3%	3.9%	4.2%	$492,522	$547,745	Cash	20,463
Houston	5.5%	4.0%	4.3%	201,847	221,472	Restricted Cash - Renovation Reserves (5)	19,333
						Renovation Expenditures (5)	(19,333)
North Carolina						Cash Adjustments (6)	(1,002)
Raleigh	3.3%	3.9%	4.2%	124,092	138,006	Fair Market Value of Interest Rate Swaps	75,461
Charlotte	6.8%	3.9%	4.2%	251,060	279,209	Other Assets	50,428
						Value of Assets	$3,845,810	$4,253,294
Georgia
Atlanta	8.5%	3.9%	4.2%	314,818	350,116	Tangible Liabilities
						Credit Facility (7)	$335,000
Tennessee						Mortgage Debt	1,358,675
Nashville	11.1%	3.9%	4.2%	412,535	458,790	Total Outstanding Debt	1,693,675
						Forward 12-month Principal Payments (6)	(1,002)
Florida						Total Outstanding Debt (FY 2022 Est.)	1,692,673
Orlando	7.7%	3.9%	4.2%	284,211	316,078	Other Tangible Liabilities (at Book)	40,689
Tampa	4.2%	3.9%	4.2%	154,230	171,523	Value of Liabilities	$1,733,362
South Florida	15.9%	3.9%	4.2%	589,869	656,006	Net Leverage (mid-point)	43%
						Net Asset Value	$2,112,448	$2,519,932
Nevada						Shares outstanding - diluted (FY 2022 Est.)	26,177
Las Vegas	8.1%	4.0%	4.3%	296,430	325,251	Est. NAV / Share	$80.70	$96.27
						NAV / Share (mid-point)	$88.48
Arizona
Phoenix	15.6%	3.9%	4.2%	578,846	643,748
Total / Ave	100.0%	3.9%	4.2%	$3,700,460	$4,107,944

NOI ESTIMATE	IMPLIED VAUE VALUATION METRICS

Q1 2022 NOI Actual	36,565			Min	Max
Q2 2022 NOI Actual	38,846		Implied Real Estate Value	$3,700,460	$4,107,944
	Low	High	No. of Units (June 30, 2022) (2)	15,387
Estimated Q3 2022 NOI Guidance (3)	$39,084	$40,792	Implied Value/Apartment Unit	$240.5	$267.0
2022 Pro Forma NOI Guidance (3)(4)	$155,668	$160,756	Implied Value/Apartment Unit (mid-point)	$253.7

(1)	Management estimates based on independent third-party review of our properties.
(2)	Full Year 2022 NOI Guidance is presented for the existing portfolio (41 properties as of June 30, 2022).
(3)

The Company anticipates net income (loss) will be in the range between approximately $80.0 million and $82.8 million for the full year 2022 and between ($4.5) million and ($6.3) million for the third quarter of 2022. FY 2022 NOI Guidance considers the completed acquisitions of The Adair and Estates on Maryland and the forecasted dispositions of Hollister Place, Old Farm and Stone Creek at Old Farm and assumes no further acquisition or disposition activity for the remainder of the year.

(4)

2022 Pro Forma NOI assumes The Adair, Estates on Maryland, Old Farm, Stone Creek and Hollister Place were owned for the full year 2022, which we estimate would have contributed approximately an additional $800, $1,000, $1,900, $500 and $700, respectively, to NOI.

(5)	Includes approximately $19.3 million that is held for value-add upgrades; reduced by $19.3 million for estimated 2022 rehab expenditures.
(6)	Includes approximately $1.0 million in forward 12-month principal payments (which excludes the repayment of The Cornerstone loan which we expect to refinance in 2023).
(7)	Includes outstanding balance of June 30, 2022.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Operating Real Estate Investments
Land	$395,813	$375,857
Buildings and improvements	1,867,841	1,743,866
Intangible lease assets	2,603	2,576
Construction in progress	5,504	6,078
Furniture, fixtures, and equipment	137,603	120,419
Total Gross Operating Real Estate Investments	2,409,364	2,248,796
Accumulated depreciation and amortization	(332,701)	(287,096)
Total Net Real Estate Investments	2,076,663	1,961,700
Cash and cash equivalents	20,463	49,450
Restricted cash	45,755	39,246
Accounts receivable, net	11,919	4,844
Prepaid and other assets	12,087	4,701
Fair market value of interest rate swaps	75,461	3,526
TOTAL ASSETS	$2,242,348	$2,063,467

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgages payable, net	$1,351,172	$1,276,285
Credit facility, net	333,203	278,215
Accounts payable and other accrued liabilities	16,673	12,590
Accrued real estate taxes payable	15,124	13,182
Accrued interest payable	4,001	2,491
Security deposit liability	3,119	2,945
Prepaid rents	1,772	1,775
Total Liabilities	1,725,064	1,587,483

Redeemable noncontrolling interests in the Operating Partnership	6,238	6,139

Stockholders' Equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized; 25,647,942 and 25,500,567 shares issued and outstanding, respectively	256	255
Additional paid-in capital	407,436	407,803
Accumulated earnings less dividends	29,071	59,209
Accumulated other comprehensive income	74,283	2,578
Total Stockholders' Equity	511,046	469,845
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,242,348	$2,063,467

NXRT.NEXPOINT.COM	Page 10

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

(in thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Rental income	$64,152	$51,047	$123,449	$101,387
Other income	1,614	1,516	3,103	2,972
Total revenues	65,766	52,563	126,552	104,359
Expenses
Property operating expenses	16,703	11,173	30,299	22,389
Real estate taxes and insurance	9,531	8,508	18,251	17,230
Property management fees (1)	1,912	1,516	3,669	3,001
Advisory and administrative fees (2)	1,868	1,900	3,711	3,768
Corporate general and administrative expenses	3,812	2,978	7,298	5,918
Property general and administrative expenses	2,193	1,760	4,199	3,319
Depreciation and amortization	25,548	19,986	49,266	40,744
Total expenses	61,567	47,821	116,693	96,369
Operating income	4,199	4,742	9,859	7,990
Interest expense	(12,402)	(10,683)	(23,038)	(21,299)
Loss on extinguishment of debt and modification costs	—	(328)	—	(328)
Casualty gains	229	2,379	357	2,379
Miscellaneous income	147	472	328	940
Net loss	(7,827)	(3,418)	(12,494)	(10,318)
Net loss attributable to redeemable noncontrolling interests in the Operating Partnership	(30)	(10)	(44)	(31)
Net loss attributable to common stockholders	$(7,797)	$(3,408)	$(12,450)	$(10,287)
Other comprehensive income (loss)
Unrealized gains (losses) on interest rate derivatives	17,357	(4,805)	71,936	26,537
Total comprehensive income (loss)	9,530	(8,223)	59,442	16,219
Comprehensive income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	37	(24)	187	49
Comprehensive income (loss) attributable to common stockholders	$9,493	$(8,199)	$59,255	$16,170

Weighted average common stock outstanding - basic	25,672	25,140	25,646	25,104
Weighted average common stock outstanding - diluted	25,672	25,140	25,646	25,104

Loss per share - basic	$(0.30)	$(0.14)	$(0.49)	$(0.41)
Loss per share - diluted	$(0.30)	$(0.14)	$(0.49)	$(0.41)
(1)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the Operating Partnership (the “OP”).
(2)	Fees incurred to the Company’s adviser.

NXRT.NEXPOINT.COM	Page 11

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NOI and Same Store NOI

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI and our Same Store NOI for the three and six months ended June 30, 2022 and 2021 to net loss, the most directly comparable GAAP financial measure (in thousands):

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2022	2021	2022	2021
Net loss		$(7,827)	$(3,418)	$(12,494)	$(10,318)
Adjustments to reconcile net loss to NOI:
Advisory and administrative fees		1,868	1,900	3,711	3,768
Corporate general and administrative expenses		3,812	2,978	7,298	5,918
Casualty-related expenses/(recoveries)	(1)	2,592	(435)	3,642	(392)
Casualty gain		(229)	(2,379)	(357)	(2,379)
Pandemic expense		—	12	—	35
Property general and administrative expenses	(2)	680	572	1,307	948
Depreciation and amortization		25,548	19,986	49,266	40,744
Interest expense		12,402	10,683	23,038	21,299
Loss on extinguishment of debt and modification costs		—	328	—	328
NOI		$38,846	$30,227	$75,411	$59,951
Less Non-Same Store
Revenues		(8,053)	(2,008)	(13,335)	(3,926)
Operating expenses		2,920	1,029	4,795	2,060
Operating income		(11)	(305)	(14)	(645)
Same Store NOI		$33,702	$28,943	$66,857	$57,440
(1)	Adjustment to net loss to exclude certain property operating expenses that are casualty-related expenses/(recoveries).
(2)

Adjustment to net loss to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

NXRT.NEXPOINT.COM	Page 12

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q2 Same Store Results of Operations for the Three Months Ended June 30, 2022 and 2021

There are 34 properties encompassing 13,433 units of apartment space, or approximately 87% of our Portfolio, in our same store pool for the three months ended June 30, 2022 and 2021 (our “Q2 Same Store” properties). Our Q2 Same Store properties exclude the following 7 properties in our Portfolio as of June 30, 2022: Cutter’s Point, The Verandas at Lake Norman, Creekside at Matthews, Six Forks Station, High House at Cary, The Adair, and Estates on Maryland, as well as the 67 units mentioned on page 2 that are currently down.

As of June 30, 2022, our Q2 Same Store properties were approximately 94.5% leased with a weighted average monthly effective rent per occupied apartment unit of $1,385, a year-over-year decrease of 150 bps and an increase of $223, respectively.

The following table reflects the revenues, property operating expenses and NOI for the three months ended June 30, 2022 and 2021 for our Q2 Same Store and Non-Same Store properties (dollars in thousands):

	For the Three Months Ended June 30,
	2022	2021	$ Change	% Change
Revenues
Same Store
Rental income	$56,206	$49,086	$7,120	14.5%
Other income	1,507	1,469	38	2.6%
Same Store revenues	57,713	50,555	7,158	14.2%
Non-Same Store
Rental income	7,946	1,961	5,985	N/M
Other income	107	47	60	N/M
Non-Same Store revenues	8,053	2,008	6,045	N/M
Total revenues	65,766	52,563	13,203	25.1%

Operating expenses
Same Store
Property operating expenses (1)	12,583	11,013	1,570	14.3%
Real estate taxes and insurance	8,566	8,191	375	4.6%
Property management fees (2)	1,683	1,453	230	15.8%
Property general and administrative expenses (3)	1,315	1,122	193	17.2%
Same Store operating expenses	24,147	21,779	2,368	10.9%
Non-Same Store
Property operating expenses (4)	1,528	583	945	N/M
Real estate taxes and insurance	965	317	648	N/M
Property management fees (2)	229	63	166	N/M
Property general and administrative expenses (5)	198	66	132	N/M
Non-Same Store operating expenses	2,920	1,029	1,891	N/M
Total operating expenses	27,067	22,808	4,259	18.7%

Operating income
Same Store
Miscellaneous income	136	167	(31)	-18.6%
Non-Same Store
Miscellaneous income	11	305	(294)	N/M
Total operating income	147	472	(325)	-68.9%

NOI
Same Store	33,702	28,943	4,759	16.4%
Non-Same Store	5,144	1,284	3,860	N/M
Total NOI (6)	$38,846	$30,227	$8,619	28.5%
(1)	For the three months ended June 30, 2022 and 2021, excludes approximately $361,000 and $(425,000), respectively, of casualty-related expenses/(recoveries).
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.

NXRT.NEXPOINT.COM	Page 13

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

(3)

For the three months ended June 30, 2022 and 2021, excludes approximately $578,000 and $491,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(4)	For the three months ended June 30, 2022 and 2021, excludes approximately $2,231,000 and $2,000, respectively, of casualty-related expenses.
(5)

For the three months ended June 30, 2022 and 2021, excludes approximately $102,000 and $81,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” and “NOI and Same Store NOI” sections of this release.

The following table contains additional information about our Q2 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the three months ended June 30, 2022 and 2021 (dollars in thousands, except for per unit data):

	Q2 2022	Q2 2021	% Change
Same Store Total Units	13,433	13,386
Same Store Occupied Units	12,693	12,854
Same Store Ending Occupancy	94.5%	96.0%	-1.5%
Same Store Average Rent per Unit	$1,385	$1,162	19.2%

Same Store Revenues
Same Store Rental Income	$56,206	$49,086	14.5%
Same Store Other Income	1,507	1,469	2.6%
Total Same Store Revenues	57,713	50,555	14.2%

Same Store Operating Expenses
Payroll	4,792	4,368	9.7%
Repairs & Maintenance	5,137	4,277	20.1%
Utilities	2,654	2,368	12.1%
Real Estate Taxes	7,188	6,964	3.2%
Insurance	1,378	1,227	12.3%
Property Management Fees	1,683	1,453	15.8%
Office Operations	847	747	13.4%
Marketing	468	375	24.8%
Total Same Store Operating Expenses	24,147	21,779	10.9%

Same Store Operating Income
Miscellaneous income	136	167	-18.6%
Total Same Store Operating Income	136	167	-18.6%

Q2 Same Store NOI	$33,702	$28,943	16.4%

NXRT.NEXPOINT.COM	Page 14

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q2 Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income

	Total	Q2 2022	Q2 2021	% Change	Q2 2022	Q2 2021	bps ∆	Q2 2022	Q2 2021	% Change
Texas
Dallas	2,367	$1,175	$996	18.0%	93.8%	95.9%	-210	$8,631	$7,806	10.6%
Houston	1,178	1,245	1,112	12.0%	95.1%	95.3%	-20	4,513	4,090	10.3%
Average/Total	3,545	1,198	1,034	15.9%	94.2%	95.7%	-150	13,144	11,896	10.5%

North Carolina
Charlotte	562	1,213	1,038	16.9%	95.2%	96.6%	-140	1,972	1,813	8.8%
Average/Total	562	1,213	1,038	16.9%	95.2%	96.6%	-140	1,972	1,813	8.8%

Georgia
Atlanta	1,457	1,367	1,176	16.2%	94.2%	95.5%	-130	5,791	5,020	15.4%
Average/Total	1,457	1,367	1,176	16.2%	94.2%	95.5%	-130	5,791	5,020	15.4%

Tennessee
Nashville	1,322	1,215	1,032	17.7%	96.7%	96.3%	40	5,209	4,422	17.8%
Average/Total	1,322	1,215	1,032	17.7%	96.7%	96.3%	40	5,209	4,422	17.8%

Florida
Orlando	1,172	1,448	1,187	22.0%	95.6%	96.2%	-60	5,096	4,318	18.0%
Tampa	576	1,297	1,020	27.2%	95.0%	97.0%	-200	2,253	1,851	21.7%
South Florida	1,957	1,842	1,510	22.0%	96.0%	96.0%	0	10,959	9,172	19.5%
Average/Total	3,705	1,633	1,332	22.6%	95.7%	96.2%	-50	18,308	15,341	19.3%

Arizona
Phoenix	1,679	1,429	1,169	22.2%	92.5%	96.7%	-420	7,388	6,377	15.9%
Average/Total	1,679	1,429	1,169	22.2%	92.5%	96.7%	-420	7,388	6,377	15.9%

Nevada
Las Vegas	1,163	1,390	1,188	17.0%	91.8%	95.6%	-380	4,394	4,217	4.2%
Average/Total	1,163	1,390	1,188	17.0%	91.8%	95.6%	-380	4,394	4,217	4.2%

Average/Total	13,433	$1,385	$1,162	19.2%	94.5%	96.0%	-150	$56,206	$49,086	14.5%
(1)	This table only includes the 34 properties in our Q2 Same Store pool.

NXRT.NEXPOINT.COM	Page 15

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

QoQ Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income

	Total	Q2 2022	Q1 2022	% Change	Q2 2022	Q1 2022	bps ∆	Q2 2022	Q1 2022	% Change
Texas
Dallas	2,367	$1,175	$1,122	4.7%	93.8%	93.6%	20	$8,631	$8,492	1.6%
Houston	1,178	1,245	1,203	3.5%	95.1%	93.7%	140	4,513	4,328	4.3%
Average/Total	3,545	1,198	1,149	4.3%	94.2%	93.7%	50	13,144	12,820	2.5%

North Carolina
Charlotte	562	1,213	1,150	5.5%	95.2%	95.2%	0	1,972	1,945	1.4%
Average/Total	562	1,213	1,150	5.5%	95.2%	95.2%	0	1,972	1,945	1.4%

Georgia
Atlanta	1,457	1,367	1,311	4.3%	94.2%	94.6%	-40	5,791	5,520	4.9%
Average/Total	1,457	1,367	1,311	4.3%	94.2%	94.6%	-40	5,791	5,520	4.9%

Tennessee
Nashville	1,322	1,215	1,160	4.7%	96.7%	94.9%	180	5,209	4,931	5.6%
Average/Total	1,322	1,215	1,160	4.7%	96.7%	94.9%	180	5,209	4,931	5.6%

Florida
Orlando	1,172	1,448	1,344	7.7%	95.6%	95.2%	40	5,096	4,828	5.6%
Tampa	576	1,297	1,216	6.7%	95.0%	93.9%	110	2,253	2,096	7.5%
South Florida	1,957	1,842	1,723	6.9%	96.0%	94.9%	110	10,959	10,433	5.0%
Average/Total	3,705	1,633	1,524	7.2%	95.7%	94.9%	80	18,308	17,357	5.5%

Arizona
Phoenix	1,679	1,429	1,335	7.0%	92.5%	95.3%	-280	7,388	7,090	4.2%
Average/Total	1,679	1,429	1,335	7.0%	92.5%	95.3%	-280	7,388	7,090	4.2%

Nevada
Las Vegas	1,163	1,390	1,328	4.7%	91.8%	92.3%	-50	4,394	4,458	-1.4%
Average/Total	1,163	1,390	1,328	4.7%	91.8%	92.3%	-50	4,394	4,458	-1.4%

Average/Total	13,433	$1,385	$1,310	5.7%	94.5%	94.5%	0	$56,206	$54,121	3.9%

(1)	This table only includes the 34 properties in our Q2 Same Store pool.

NXRT.NEXPOINT.COM	Page 16

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

YTD Same Store Results of Operations for the Six Months Ended June 30, 2022 and 2021

There are 34 properties encompassing 13,433 units of apartment space, or approximately 87% of our Portfolio, in our same store pool for the six months ended June 30, 2022 and 2021 (our “YTD Same Store” properties). Our YTD Same Store properties exclude the following 7 properties in our Portfolio as of June 30, 2022: Cutter’s Point, The Verandas at Lake Norman, Creekside at Matthews, Six Forks Station, High House at Cary, The Adair, and Estates on Maryland, as well as the 67 units mentioned on page 2 that are currently down.

As of June 30, 2022, our YTD Same Store properties were approximately 94.5% leased with a weighted average monthly effective rent per occupied apartment unit of $1,385, a year-over-year decrease of 150 bps and an increase of $223, respectively.

The following table reflects the revenues, property operating expenses and NOI for the six months ended June 30, 2022 and 2021 for our YTD Same Store and Non-Same Store properties (dollars in thousands):

	For the Six Months Ended June 30,
	2022	2021	$ Change	% Change
Revenues
Same Store
Rental income	$110,328	$97,521	$12,807	13.1%
Other income	2,889	2,912	(23)	-0.8%
Same Store revenues	113,217	100,433	12,784	12.7%
Non-Same Store
Rental income	13,121	3,866	9,255	N/M
Other income	214	60	154	N/M
Non-Same Store revenues	13,335	3,926	9,409	N/M
Total revenues	126,552	104,359	22,193	21.3%

Operating expenses
Same Store
Property operating expenses (1)	24,152	21,578	2,574	11.9%
Real estate taxes and insurance	16,676	16,597	79	0.5%
Property management fees (2)	3,289	2,876	413	14.4%
Property general and administrative expenses (3)	2,557	2,237	320	14.3%
Same Store operating expenses	46,674	43,288	3,386	7.8%
Non-Same Store
Property operating expenses (4)	2,505	1,168	1,337	N/M
Real estate taxes and insurance	1,575	633	942	N/M
Property management fees (2)	380	125	255	N/M
Property general and administrative expenses (5)	335	134	201	N/M
Non-Same Store operating expenses	4,795	2,060	2,735	N/M
Total operating expenses	51,469	45,348	6,121	13.5%

Operating income
Same Store
Miscellaneous income	314	295	19	6.4%
Non-Same Store
Miscellaneous income	14	645	(631)	N/M
Total operating income	328	940	(612)	-65.1%

NOI
Same Store	66,857	57,440	9,417	16.4%
Non-Same Store	8,554	2,511	6,043	N/M
Total NOI (6)	$75,411	$59,951	$15,460	25.8%
(1)	For the six months ended June 30, 2022 and 2021, excludes approximately $1,315,000 and $368,000, respectively, of casualty-related recoveries.
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.

NXRT.NEXPOINT.COM	Page 17

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

(3)

For the six months ended June 30, 2022 and 2021, excludes approximately $1,187,000 and $812,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(4)	For the six months ended June 30, 2022 and 2021, excludes approximately $(44,000) and $11,000, respectively, of casualty-related expenses/(recoveries).
(5)

For the six months ended June 30, 2022 and 2021, excludes approximately $120,000 and $136,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” and “NOI and Same Store NOI” sections of this release.

The following table contains additional information about our YTD Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the six months ended June 30, 2022 and 2021 (dollars in thousands, except for per unit data):

	YTD 2022	YTD 2021	% Change
Same Store Total Units	13,433	13,386
Same Store Occupied Units	12,693	12,854
Same Store Ending Occupancy	94.5%	96.0%	-1.5%
Same Store Average Rent per Unit	$1,385	$1,162	19.2%

Same Store Revenues
Same Store Rental Income	$110,328	$97,521	13.1%
Same Store Other Income	2,889	2,912	-0.8%
Total Same Store Revenues	113,217	100,433	12.7%

Same Store Operating Expenses
Payroll	9,373	8,644	8.4%
Repairs & Maintenance	9,553	8,285	15.3%
Utilities	5,226	4,649	12.4%
Real Estate Taxes	14,023	14,217	-1.4%
Insurance	2,653	2,380	11.5%
Property Management Fees	3,289	2,876	14.4%
Office Operations	1,647	1,470	12.0%
Marketing	910	767	18.6%
Total Same Store Operating Expenses	46,674	43,288	7.8%

Same Store Operating Income
Miscellaneous income	314	295	6.4%
Total Same Store Operating Income	314	295	6.4%

YTD Same Store NOI	$66,857	$57,440	16.4%

NXRT.NEXPOINT.COM	Page 18

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FFO, Core FFO and AFFO

The following table reconciles our calculations of FFO, Core FFO and AFFO to net loss, the most directly comparable GAAP financial measure, for the three and six months ended June 30, 2022 and 2021 (in thousands, except per share amounts):

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2022	2021	2022	2021	% Change (1)
Net loss		$(7,827)	$(3,418)	$(12,494)	$(10,318)	21.1%
Depreciation and amortization		25,548	19,986	49,266	40,744	20.9%
Adjustment for noncontrolling interests		(72)	(50)	(129)	(91)	41.8%
FFO attributable to common stockholders		17,649	16,518	36,643	30,335	20.8%

FFO per share - basic		$0.69	$0.66	$1.43	$1.21	18.2%
FFO per share - diluted		$0.69	$0.66	$1.43	$1.21	18.2%

Loss on extinguishment of debt and modification costs		—	328	—	328	N/M
Casualty-related expenses/(recoveries)		2,592	(435)	3,642	(392)	N/M
Casualty gains		(229)	(2,379)	(357)	(2,379)	N/M
Pandemic expense		—	12	—	35	N/M
Amortization of deferred financing costs - acquisition term notes		326	140	505	349	44.7%
Adjustment for noncontrolling interests		(10)	7	(14)	6	N/M
Core FFO attributable to common stockholders		20,328	14,191	40,419	28,282	42.9%

Core FFO per share - basic		$0.79	$0.56	$1.58	$1.13	39.8%
Core FFO per share - diluted		$0.79	$0.56	$1.58	$1.13	39.8%

Amortization of deferred financing costs - long term debt		408	355	794	707	12.3%
Equity-based compensation expense		2,005	1,796	3,881	3,404	14.0%
Adjustment for noncontrolling interests		(11)	(6)	(17)	(12)	41.7%
AFFO attributable to common stockholders		22,730	16,336	45,077	32,381	39.2%

AFFO per share - basic		$0.89	$0.65	$1.76	$1.29	36.4%
AFFO per share - diluted		$0.89	$0.65	$1.76	$1.29	36.4%

Weighted average common stock outstanding - basic		25,672	25,140	25,646	25,104	2.2%
Weighted average common stock outstanding - diluted		25,672	25,140	25,646	25,104	2.2%

Dividends declared per common share		$0.38	$0.34	$0.76	$0.68	11.4%

FFO Coverage - diluted	(2)	1.81x	1.93x	1.88x	1.77x	6.13%
Core FFO Coverage - diluted	(2)	2.08x	1.65x	2.08x	1.66x	25.56%
AFFO Coverage - diluted	(2)	2.33x	1.90x	2.32x	1.89x	22.52%
(1)	Represents the percentage change for the six months ended June 30, 2022 compared to the six months ended June 30, 2021.
(2)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.

NXRT.NEXPOINT.COM	Page 19

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Capital Expenditures

	Q2 2022	Q2 2021	% Change	YTD 2022	YTD 2021	% Change
($ in thousands)
Capital Expenditures
Acquisition Capital Expenditures	$143,400	$121,500	18.0%	$289,510	$84,480	242.7%

Capitalized Rehab Expenditures
Interior	5,924	3,027	95.7%	11,278	10,093	11.7%
Exterior and common area	2,437	2,321	5.0%	7,773	20,447	-62.0%

Capitalized Maintenance Expenditures
Recurring	2,993	2,011	48.8%	6,191	5,417	14.3%
Non-Recurring	2,166	1,142	89.7%	4,891	3,746	30.6%

Total Capital Expenditures	$156,920	$130,001	20.7%	$319,642	$124,183	157.4%

NXRT.NEXPOINT.COM	Page 20

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Interiors (Full & Partials)

Property Name (1)	Units	Rehab Units Completed (2)	Average Rent Pre-Rehab	Average Rent Post-Rehab	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change %	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	81	$1,214	$1,381	$9,094	13.7%	22.0%
Arbors on Forest Ridge	210	169	793	894	4,422	12.8%	27.5%
Atera Apartments	380	198	1,152	1,300	3,315	12.9%	53.8%
Avant at Pembroke Pines	1,520	392	1,681	1,935	14,087	15.1%	21.6%
Bella Solara	320	90	1,279	1,440	10,264	12.6%	18.8%
Bella Vista	248	149	1,417	1,571	10,564	10.9%	17.5%
Bloom	528	72	1,252	1,408	12,088	12.5%	15.5%
Brandywine I & II	632	317	1,018	1,173	8,535	15.2%	21.8%
Courtney Cove	324	219	903	1,006	4,922	11.4%	25.1%
Creekside at Matthews	240	29	1,381	1,544	10,533	11.8%	18.6%
Cutter's Point	196	140	956	1,073	5,825	12.3%	24.2%
Estates on Maryland	330	3	1,300	1,495	11,099	15.0%	21.1%
Fairways of San Marcos	352	82	1,502	1,683	10,643	12.1%	20.5%
High House at Cary	302	14	1,568	1,827	9,763	16.5%	31.9%
Hollister Place	260	202	904	1,055	7,413	16.7%	24.4%
Madera Point	256	239	852	960	4,237	12.7%	30.6%
Parc500	217	190	1,242	1,428	14,103	15.0%	15.9%
Radbourne Lake	225	323	1,031	1,080	1,374	4.7%	42.5%
Residences at Glenview Reserve	360	134	1,116	1,291	11,660	15.7%	18.0%
Residences at West Place	342	78	1,415	1,587	9,019	12.1%	22.8%
Rockledge Apartments	708	327	1,156	1,353	10,318	17.0%	22.8%
Sabal Palm at Lake Buena Vista	400	37	1,529	1,644	1,064	7.5%	129.8%
Seasons 704 Apartments	222	206	1,152	1,272	6,348	10.4%	22.7%
Silverbrook	642	476	800	886	4,083	10.8%	25.3%
Six Forks Station	323	47	1,124	1,353	12,588	20.4%	21.9%
Summers Landing	196	20	910	1,076	7,586	18.3%	26.3%
Summit at Sabal Park	252	217	961	1,062	5,701	10.6%	21.4%
The Adair	232	18	1,562	1,791	11,391	14.6%	24.1%
The Cornerstone	430	363	951	1,040	5,365	9.3%	19.8%
The Enclave	204	135	1,414	1,596	9,628	12.9%	22.7%
The Heritage	204	133	1,351	1,503	10,501	11.2%	17.3%
The Preserve at Terrell Mill	752	610	834	988	10,107	18.5%	18.4%
The Verandas at Lake Norman	264	23	1,450	1,632	10,365	12.5%	21.0%
The Venue on Camelback	415	208	736	989	9,924	34.4%	30.6%
Timber Creek	352	232	880	1,022	7,526	16.2%	22.7%
Torreyana Apartments	316	33	1,478	1,598	12,205	8.1%	11.8%
Venue at 8651	333	272	803	911	6,716	13.4%	19.3%
Versailles	388	296	801	899	6,111	12.2%	19.3%
Versailles II	242	60	936	1,061	4,712	13.4%	32.0%
Total/Weighted Average	14,463	6,834	$1,029	$1,171	$7,784	13.8%	21.8%
(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all full and partial interior upgrades completed through June 30, 2022.
(3)	Inclusive of all full and partial interior upgrades completed and leased through June 30, 2022.

NXRT.NEXPOINT.COM	Page 21

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Kitchen & Laundry Appliances

Property Name (1)	Units	Rehab Units Completed (2)	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change $	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	291	$835	$50	71.6%
Arbors on Forest Ridge	210	115	726	40	66.7%
Atera Apartments	380	357	806	40	59.8%
Avant at Pembroke Pines	1,520	50	789	39	58.9%
Brandywine I & II	632	115	1,061	79	89.4%
Creekside at Matthews	240	91	1,086	55	60.7%
Cutter's Point	196	132	732	46	74.9%
Estates on Maryland	330	24	1,100	35	38.2%
Hollister Place	260	227	961	50	62.4%
Madera Point	256	156	885	30	40.2%
Radbourne Lake	225	224	717	40	66.9%
Rockledge Apartments	708	590	807	40	59.5%
Sabal Palm at Lake Buena Vista	400	634	599	86	171.8%
Silverbrook	642	373	731	49	79.8%
Six Forks Station	323	150	1,100	55	60.0%
Summers Landing	196	76	801	50	74.9%
Summit at Sabal Park	252	235	991	40	48.5%
The Adair	232	11	1,100	45	49.1%
The Cornerstone	430	17	809	50	74.2%
The Verandas at Lake Norman	264	79	1,091	45	49.5%
Timber Creek	352	135	758	45	71.3%
Venue at 8651	333	224	723	46	76.5%
Versailles	388	295	864	50	68.9%
Versailles II	242	123	880	28	37.9%
Total/Weighted Average	9,357	4,724	$832	$48	69.7%

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all kitchen and laundry appliance upgrades completed through June 30, 2022.
(3)	Inclusive of all kitchen and laundry appliance upgrades completed and leased through June 30, 2022.

NXRT.NEXPOINT.COM	Page 22

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Smart Home Technology Packages

Property Name (1)	Units	Rehab Units Completed (2)	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change $	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	346	$1,419	$45	27.6%
Arbors on Forest Ridge	210	210	1,416	45	27.7%
Atera Apartments	380	380	1,339	50	33.5%
Avant at Pembroke Pines	1,520	1,520	1,350	45	29.0%
Bella Vista	248	248	970	40	43.3%
Brandywine I & II	632	632	1,234	45	31.7%
Courtney Cove	324	324	1,238	35	22.4%
Cutter's Point	196	196	1,400	45	28.0%
Fairways of San Marcos	352	352	901	40	19.7%
Hollister Place	260	260	843	35	47.3%
Madera Point	256	256	1,283	45	30.5%
Old Farm	734	734	928	45	55.3%
Radbourne Lake	225	225	630	35	50.0%
Residences at Glenview Reserve	360	360	1,017	45	46.9%
Sabal Palm at Lake Buena Vista	400	400	1,237	45	31.7%
Silverbrook	642	642	1,308	45	29.9%
Stone Creek at Old Farm	190	190	909	45	56.5%
Summers Landing	196	196	1,449	45	27.0%
The Cornerstone	430	430	1,236	45	31.7%
The Enclave	204	204	966	40	43.5%
The Heritage	204	204	997	40	42.1%
Timber Creek	352	352	1,299	45	30.2%
Venue at 8651	333	333	1,229	45	31.9%
Versailles	388	388	1,080	45	36.3%
Versailles II	242	242	1,241	45	31.6%
Total/Weighted Average	9,624	9,624	$1,185	$43	33.5%

Planned Value-Add Programs				Rent Change & ROI (Projections)
Bella Solara	320	—	TBD	TBD	TBD
Bloom	528	—	TBD	TBD	TBD
Creekside at Matthews	240	—	TBD	TBD	TBD
Residences at West Place	342	—	TBD	TBD	TBD
Rockledge Apartments	708	—	TBD	TBD	TBD
Seasons 704 Apartments	222	—	TBD	TBD	TBD
Six Forks Station	323	—	TBD	TBD	TBD
Summit at Sabal Park	252	—	TBD	TBD	TBD
The Adair	232	—	TBD	TBD	TBD
The Preserve at Terrell Mill	752	—	TBD	TBD	TBD
The Venue on Camelback	415	—	TBD	TBD	TBD
The Verandas at Lake Norman	264	—	TBD	TBD	TBD
Torreyana Apartments	316	—	TBD	TBD	TBD
Total/Weighted Average Planned	4,914	—	TBD	TBD	TBD

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all smart home technology package upgrades completed through June 30, 2022.
(3)	Inclusive of all smart home technology package upgrades completed and leased through June 30, 2022.

NXRT.NEXPOINT.COM	Page 23

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Outstanding Debt Details

Mortgage Debt

The following table contains summary information concerning the mortgage debt of the Company as of June 30, 2022 (dollars in thousands):

Operating Properties	Type	Term (months)	Outstanding Principal (1)	Interest Rate (2)	Maturity Date
Arbors on Forest Ridge	Floating	84	$13,130	3.47%	7/1/2024
Cutter's Point	Floating	84	16,640	3.47%	7/1/2024
Silverbrook	Floating	84	30,590	3.47%	7/1/2024
The Summit at Sabal Park	Floating	84	13,560	3.41%	7/1/2024
Courtney Cove	Floating	84	13,680	3.41%	7/1/2024
The Preserve at Terrell Mill	Floating	84	42,480	3.41%	7/1/2024
Versailles	Floating	84	23,880	3.41%	7/1/2024
Seasons 704 Apartments	Floating	84	17,460	3.41%	7/1/2024
Madera Point	Floating	84	15,150	3.41%	7/1/2024
Venue at 8651	Floating	84	13,734	3.57%	7/1/2024
The Venue on Camelback	Floating	84	28,093	3.47%	7/1/2024
Old Farm	Floating	84	52,886	3.47%	7/1/2024
Stone Creek at Old Farm	Floating	84	15,274	3.47%	7/1/2024
Timber Creek	Floating	84	24,100	3.05%	10/1/2025
Radbourne Lake	Floating	84	20,000	3.08%	10/1/2025
Sabal Palm at Lake Buena Vista	Floating	84	42,100	3.09%	9/1/2025
Cornerstone	Fixed	120	20,545	4.24%	3/1/2023
Parc500	Fixed	120	14,517	4.49%	8/1/2025
Hollister Place	Floating	84	14,811	3.13%	10/1/2025
Rockledge Apartments	Floating	84	68,100	3.36%	7/1/2024
Atera Apartments	Floating	84	29,500	3.27%	11/1/2024
Crestmont Reserve	Floating	84	12,061	2.97%	10/1/2025
Brandywine I & II	Floating	84	43,835	2.97%	10/1/2025
Bella Vista	Floating	84	29,040	3.11%	2/1/2026
The Enclave	Floating	84	25,322	3.11%	2/1/2026
The Heritage	Floating	84	24,625	3.11%	2/1/2026
Summers Landing	Floating	84	10,109	2.97%	10/1/2025
Residences at Glenview Reserve	Floating	84	26,108	3.23%	10/1/2025
Residences at West Place	Fixed	120	33,817	4.24%	10/1/2028
Avant at Pembroke Pines	Floating	84	177,100	3.22%	9/1/2026
Arbors of Brentwood	Floating	84	34,237	3.22%	10/1/2026
Torreyana Apartments	Floating	84	37,400	3.49%	12/1/2026
Bloom	Floating	84	58,850	3.49%	12/1/2026
Bella Solara	Floating	84	36,575	3.49%	12/1/2026
Fairways at San Marcos	Floating	84	46,464	3.22%	12/1/2027
The Verandas at Lake Norman	Floating	84	34,925	2.94%	7/1/2028
Creekside at Matthews	Floating	84	31,900	2.94%	7/1/2028
Six Forks Station	Floating	120	41,180	2.80%	10/1/2031
High House at Cary	Floating	84	46,625	3.10%	1/1/2029
The Adair	Floating	84	35,115	3.06%	4/1/2029
Estates on Maryland	Floating	84	43,157	3.06%	4/1/2029
			$1,358,675
Fair market value adjustment			958
Deferred financing costs, net of accumulated amortization of $5,943			(8,461)
			$1,351,172
(1)	Mortgage debt that is non-recourse to the Company and encumbers the multifamily properties.
(2)	Interest rate is based on a reference rate plus an applicable margin, except for fixed rate mortgage debt. One-month LIBOR was 1.79% and 30-Day Average SOFR was 1.09% as of June 30, 2022.

NXRT.NEXPOINT.COM	Page 24

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Credit Facility

The following table contains summary information concerning the Company’s credit facility as of June 30, 2022 (dollars in thousands):

	Type	Term (months)	Outstanding Principal	Interest Rate (1)	Maturity Date
Corporate Credit Facility	Floating	36	$335,000	3.94%	6/30/2024
Deferred financing costs, net of accumulated amortization of $685			(1,797)
			$333,203
(1)	Interest rate is based on Term SOFR plus an applicable margin. Term SOFR as of June 30, 2022 was 1.69%.

Interest Rate Swap Agreements

As of June 30, 2022, the Company had the following outstanding interest rate swaps that were designated as cash flow hedges of interest rate risk (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
July 1, 2017	July 1, 2022	KeyBank	100,000	1.7820%
June 1, 2019	June 1, 2024	KeyBank	50,000	2.0020%
June 1, 2019	June 1, 2024	Truist	50,000	2.0020%
September 1, 2019	September 1, 2026	KeyBank	100,000	1.4620%
September 1, 2019	September 1, 2026	KeyBank	125,000	1.3020%
January 3, 2020	September 1, 2026	KeyBank	92,500	1.6090%
March 4, 2020	June 1, 2026	Truist	100,000	0.8200%
June 1, 2021	September 1, 2026	KeyBank	200,000	0.8450%
June 1, 2021	September 1, 2026	KeyBank	200,000	0.9530%
March 1, 2022	March 1, 2025	Truist	145,000	0.5730%
March 1, 2022	March 1, 2025	Truist	105,000	0.6140%
			$1,267,500	1.1245%	(2)
(1)	The floating rate option for the interest rate swaps is one-month LIBOR. As of June 30, 2022, one-month LIBOR was 1.79%.
(2)	Represents the weighted average fixed rate of the interest rate swaps.

The following table contains summary information regarding our forward interest rate swap (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
September 1, 2026	January 1, 2027	KeyBank	$92,500	1.7980%

(1)	The floating rate option for the interest rate swap is one-month LIBOR. As of June 30, 2022, one-month LIBOR was 1.79%.

NXRT.NEXPOINT.COM	Page 25

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Debt Maturity Schedule

The following table summarizes our contractual obligations and commitments as of June 30, 2022 for the next five calendar years subsequent to June 30, 2022 and thereafter. We used the applicable reference rates as of June 30, 2022 to calculate interest expense due by period on our floating rate debt and net interest expense due by period on our interest rate swaps.

		Payments Due by Period (in thousands)
		Total	2022	2023	2024	2025	2026	Thereafter
Operating Properties Mortgage Debt
Principal payments		$1,358,675	$650	$21,003	$394,952	$205,738	$423,149	$313,183
Interest expense	(1)	143,022	18,539	36,018	29,288	22,626	15,672	20,879
Total		$1,501,697	$19,189	$57,021	$424,240	$228,364	$438,821	$334,062

Credit Facility
Principal payments		$335,000	$—	$—	$335,000	$—	$—	$—
Interest expense		28,436	7,148	14,231	7,057	—	—	—
Total		$363,436	$7,148	$14,231	$342,057	$—	$—	$—

Total contractual obligations and commitments		$1,865,133	$26,337	$71,252	$766,297	$228,364	$438,821	$334,062

(1)

Interest expense obligations includes the impact of expected settlements on interest rate swaps which have been entered into in order to fix the interest rate on the hedged portion of our floating rate debt obligations. As of June 30, 2022, we had entered into 11 interest rate swap transactions with a combined notional amount of $1.3 billion. We have allocated the total impact of expected settlements on the $1.3 billion notional amount of interest rate swaps to ‘Operating Properties Mortgage Debt.’ We used the applicable reference rates as of June 30, 2022 to determine our expected settlements through the terms of the interest rate swaps.

Debt Maturity Schedule
Fixed Rate Debt
Floating Rate Debt
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
2022
2023
2024
2025
2026
Thereafter

(1)

As of June 30, 2022, we had total indebtedness of $1.7 billion at an adjusted weighted average interest rate of 2.90%, of which $1.6 billion was debt with a floating interest rate. As of June 30, 2022, interest rate swap agreements effectively covered 98% of our $1.3 billion of floating rate mortgage debt outstanding. For purposes of calculating the adjusted weighted average interest rate of the total indebtedness, we have included the weighted average fixed rate of 1.1245% for one-month LIBOR on the $1.3 billion notional amount of interest rate swap agreements that we have entered into as of June 30, 2022.

NXRT.NEXPOINT.COM	Page 26

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Acquisition Details

(in thousands, except for unit and per unit amounts)
Property Name (1)	Location	Units	Transaction Date	Purchase Price	Rehab Budget (2)	Total Investment	Per Unit
Arbors on Forest Ridge	Bedford, TX	210	1/31/2014	$12,805	$1,449	$14,254	$67,876
Cutter's Point	Richardson, TX	196	1/31/2014	15,845	1,357	17,202	87,765
Silverbrook	Grand Prairie, TX	642	1/31/2014	30,400	1,661	32,061	49,939
The Summit at Sabal Park	Tampa, FL	252	8/20/2014	19,050	1,656	20,706	82,167
Courtney Cove	Tampa, FL	324	8/20/2014	18,950	1,691	20,641	63,707
Radbourne Lake	Charlotte, NC	225	9/30/2014	24,250	1,438	25,688	114,169
Timber Creek	Charlotte, NC	352	9/30/2014	22,750	4,334	27,084	76,943
Sabal Palm at Lake Buena Vista	Orlando, FL	400	11/5/2014	49,500	1,346	50,846	127,115
Cornerstone	Orlando, FL	430	1/15/2015	31,550	2,662	34,212	79,563
The Preserve at Terrell Mill	Marietta, GA	752	2/6/2015	58,000	6,688	64,688	86,021
Versailles	Dallas, TX	388	2/26/2015	26,165	3,917	30,082	77,531
Seasons 704 Apartments	West Palm Beach, FL	222	4/15/2015	21,000	1,900	22,900	103,153
Madera Point	Mesa, AZ	256	8/5/2015	22,525	1,808	24,333	95,051
Venue at 8651	Fort Worth, TX	333	10/30/2015	19,250	4,592	23,842	71,598
Parc500	West Palm Beach, FL	217	7/27/2016	22,421	5,082	27,503	126,742
The Venue on Camelback	Phoenix, AZ	415	10/11/2016	44,600	6,018	50,618	121,971
Old Farm	Houston, TX	734	12/29/2016	84,721	1,135	85,856	116,970
Stone Creek at Old Farm	Houston, TX	190	12/29/2016	23,332	456	23,788	125,200
Hollister Place	Houston, TX	260	2/1/2017	24,500	2,952	27,452	105,585
Rockledge Apartments	Marietta, GA	708	6/30/2017	113,500	7,685	121,185	171,165
Atera Apartments	Dallas, TX	380	10/25/2017	59,200	3,721	62,921	165,582
Crestmont Reserve	Dallas, TX	242	9/26/2018	24,680	2,797	27,477	113,541
Brandywine I & II	Nashville, TN	632	9/26/2018	79,800	7,762	87,562	138,547
Bella Vista	Phoenix, AZ	248	1/28/2019	48,400	3,414	51,814	208,927
The Enclave	Tempe, AZ	204	1/28/2019	41,800	2,608	44,408	217,686
The Heritage	Phoenix, AZ	204	1/28/2019	41,900	2,660	44,560	218,431
Summers Landing	Fort Worth, TX	196	6/7/2019	19,396	2,980	22,376	114,163
Residences at Glenview Reserve	Nashville, TN	360	7/17/2019	45,000	5,695	50,695	140,819
Residences at West Place	Orlando, FL	342	7/17/2019	55,000	4,129	59,129	172,892
Avant at Pembroke Pines	Pembroke Pines, FL	1,520	8/30/2019	322,000	32,583	354,583	233,278
Arbors of Brentwood	Nashville, TN	346	9/10/2019	62,250	4,248	66,498	192,191
Torreyana Apartments	Las Vegas, NV	316	11/22/2019	68,000	2,771	70,771	223,959
Bloom	Las Vegas, NV	528	11/22/2019	106,500	4,786	111,286	210,769
Bella Solara	Las Vegas, NV	320	11/22/2019	66,500	3,642	70,142	219,194
Fairways at San Marcos	Chandler, AZ	352	11/2/2020	84,480	4,482	88,962	252,733
The Verandas at Lake Norman	Cornelius, NC	264	6/30/2021	63,500	4,628	68,128	258,061
Creekside at Matthews	Matthews, NC	240	6/30/2021	58,000	3,943	61,943	258,096
Six Forks Station	Raleigh, NC	323	9/10/2021	74,760	6,431	81,191	251,365
High House at Cary	Cary, NC	302	12/7/2021	93,250	1,677	94,927	314,328
The Adair	Sandy Springs, GA	232	4/1/2022	65,500	5,390	70,890	305,560
Estates on Maryland	Phoenix, AZ	330	4/1/2022	77,900	4,636	82,536	250,109
Total/Weighted Average		15,387		$2,242,930	$174,810	$2,417,740	$157,129
(1)	Only includes properties owned as of June 30, 2022.
(2)	Includes interior and exterior rehab.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Disposition Details

(in thousands, except unit and per unit amounts)
Property Name	Location	Units	Purchase Price	Sale Price	Per Unit	Sale Date	Net Cash Proceeds (1)	Gain on Sale
Meridian	Austin, TX	200	$12,300	$17,250	$86,250	5/10/2016	$16,981	$4,786
Park at Regency and Mandarin Reserve	Jacksonville, FL	679	34,500	47,000	69,219	6/6/2016	46,239	11,584
Park at Blanding and Colonial Forest	Jacksonville, FL	291	12,000	14,500	49,828	8/31/2016	14,259	2,007
Willowdale Crossings	Frederick, MD	432	41,000	45,200	104,630	9/15/2016	44,439	5,576
Jade Park	Dayton Beach, FL	144	7,800	10,000	69,444	9/30/2016	9,868	1,979
The Miramar Apartments	Dallas, TX	314	8,875	16,550	52,707	4/3/2017	16,326	6,368
Toscana	Dallas, TX	192	8,875	13,250	69,010	4/3/2017	13,040	4,283
The Grove at Alban	Frederick, MD	290	23,050	27,500	94,828	4/3/2017	27,021	4,514
Twelve 6 Ten at the Park	Dallas, TX	402	20,984	26,600	66,169	4/27/2017	26,349	4,731
Regatta Bay	Seabrook, TX	240	18,200	28,200	117,500	7/14/2017	27,670	10,423
NAVA Portfolio (2)	Atlanta, GA	1,100	66,200	116,000	105,455	9/27/2017	114,010	48,046
Timberglen	Dallas, TX	304	16,950	30,000	98,684	1/31/2018	29,553	13,742
Edgewater at Sandy Springs	Atlanta, GA	760	58,000	101,250	133,224	8/28/2019	100,219	47,329
Belmont at Duck Creek	Garland, TX	240	18,525	29,500	122,917	8/28/2019	29,148	11,985
The Ashlar	Dallas, TX	264	16,235	29,400	111,364	8/28/2019	29,050	13,205
Heatherstone	Dallas, TX	152	9,450	16,275	107,072	8/28/2019	16,054	6,368
The Pointe at the Foothills	Mesa, AZ	528	52,275	85,400	161,742	8/28/2019	84,663	37,925
Abbington Heights	Antioch, TN	274	17,900	28,050	102,372	8/30/2019	27,630	10,888
Southpoint Reserve at Stoney Creek	Fredericksburg, VA	156	17,000	23,500	150,641	3/20/2020	23,176	5,469
Willow Grove	Nashville, TN	244	13,750	31,300	128,279	3/26/2020	31,005	17,513
Woodbridge	Nashville, TN	220	16,000	31,700	144,091	3/26/2020	31,237	15,990
Eagle Crest	Irving, TX	447	27,325	55,500	124,161	9/30/2020	54,779	30,160
Beechwood Terrace	Antioch, TN	300	21,400	53,600	178,667	11/1/2021	53,003	33,960
Cedar Pointe	Antioch, TN	210	26,500	37,650	179,286	11/1/2021	37,231	12,252
Total/Weighted Average		8,383	$565,094	$915,175	$109,170		$902,950	$361,083
(1)	Represents sales price, net of closing costs.
(2)	The NAVA Portfolio consists of The Arbors, The Crossings, The Crossings at Holcomb Bridge and The Knolls.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Definitions and Reconciliations of Non-GAAP Measures

Definitions

This presentation contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this presentation are net operating income (“NOI”), funds from operations attributable to common stockholders (“FFO”), FFO per diluted share, Core FFO, Core FFO per diluted share, adjusted FFO (“AFFO”), AFFO per diluted share and net debt.

NOI is used by investors and our management to evaluate and compare the performance of our properties to other comparable properties, to determine trends in earnings and to compute the fair value of our properties. NOI is calculated by adjusting net income (loss) to add back (1) interest expense (2) advisory and administrative fees, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, if applicable, (4) corporate general and administrative expenses, (5) other gains and losses that are specific to us including loss on extinguishment of debt and modification costs, if applicable, (6) casualty-related expenses/(recoveries) and casualty gains (losses), (7) pandemic expenses that are not reflective of continuing operations of the properties and (8) property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on behalf of the Company at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees. We define “Same Store NOI” as NOI for our properties that are comparable between periods. We view Same Store NOI as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income (loss) computed in accordance with GAAP, excluding gains or losses from real estate dispositions, if applicable, plus real estate depreciation and amortization. We compute FFO in accordance with NAREIT’s definition. Our presentation differs slightly in that we begin with net income (loss) before adjusting for amounts attributable to redeemable noncontrolling interests in the OP and we show the amount attributable to such noncontrolling interests as an adjustment to arrive at FFO attributable to common stockholders.

Core FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the ongoing operating performance of our Portfolio. Core FFO adjusts FFO to remove items such as losses on extinguishment of debt and modification costs (includes prepayment penalties and defeasance costs incurred on the early payment of debt, the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt related to the retirement of debt, costs incurred in connection with a debt modification that are not capitalized as deferred financing costs and other costs incurred in a debt extinguishment that are expensed), if applicable, casualty-related expenses/and recoveries and gains (losses), pandemic expenses, the amortization of deferred financing costs incurred in connection with obtaining short-term debt financing, and the noncontrolling interests (as described above) related to these items.

AFFO makes certain adjustments to Core FFO. There is no industry standard definition of AFFO and practice is divergent across the industry. AFFO adjusts Core FFO to remove items such as equity-based compensation expense and the amortization of deferred financing costs incurred in connection with obtaining long-term debt financing, and the noncontrolling interests related to these items.

Net debt is calculated by subtracting cash and cash equivalents and restricted cash held for value-add upgrades and green improvements from total debt outstanding.

We believe that the use of NOI, FFO, Core FFO, AFFO and net debt, combined with the required GAAP presentations, improves the understanding of operating results and debt levels of real estate investment trusts (“REITs”) among investors and makes comparisons of operating results and debt levels among such companies more meaningful. While NOI, FFO, Core FFO, AFFO and net debt are relevant and widely used measures of operating performance and debt levels of REITs, they do not represent cash flows from operations, net income (loss) or total debt as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity, operating performance and debt levels. NOI, FFO, Core FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. We present net debt because we believe it provides our investors a better understanding of our leverage ratio. Net debt should not be considered an alternative to total debt, as we may not always be able to use our available cash to repay debt. Our computation of NOI, FFO, Core FFO, AFFO and net debt may not be comparable to NOI, FFO, Core FFO, AFFO and net debt reported by other REITs. For a more complete discussion of NOI, FFO, Core FFO and AFFO, see our most recent Annual Report on Form 10-K and our other filings with the SEC.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Reconciliations

Reconciliation of Debt to Net Debt

(dollar amounts in thousands)	Q2 2022	Q2 2021
Total mortgage debt	$1,358,675	$1,234,515
Credit facilities	335,000	250,000
Total debt outstanding	1,693,675	1,484,515

Adjustments to arrive at net debt:
Cash and cash equivalents	(20,463)	(70,282)
Restricted cash held for value-add upgrades and green improvements	(19,333)	(11,918)
Net Debt	$1,653,879	$1,402,315
Enterprise Value (1)	$3,256,879	$2,785,315
Leverage Ratio	51%	50%
(1)	Enterprise Value is calculated as Market Capitalization plus Net Debt.

Guidance Reconciliations of NOI, Same Store NOI, FFO, Core FFO and AFFO

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI to net income (loss) (the most directly comparable GAAP financial measure) for the periods presented below (in thousands):

		For the Year Ended December 31, 2022	For the Three Months Ended September 30, 2022
		Mid-Point (1)	Mid-Point (1)
Net income (loss)		$81,399	$(5,403)
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees		7,652	1,984
Corporate general and administrative expenses		14,240	3,471
Property general and administrative expenses	(2)	6,249	650
Depreciation and amortization		97,367	24,606
Interest expense		53,114	14,629
Casualty-related recoveries		(357)	—
Loss on extinguishment of debt and modification costs		940	—
Gain on sales of real estate		(104,909)	—
NOI	(3)	$155,695	$39,937
Less Non-Same Store
Revenues	(4)	(46,637)
Operating expenses	(4)	19,479
Same Store NOI	(4)	$128,537
(1)

Mid-Point estimates shown for full year and third quarter 2022 guidance. Assumptions made for full year and third quarter 2022 NOI guidance include the Same Store operating growth projections included in the “2022 Full Year Guidance Summary” section of this release and the effect of the acquisition and dispositions throughout the fiscal year.

(2)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(3)	2022 Pro Forma NOI assumes The Adair, Estates on Maryland, Old Farm, Stone Creek and Hollister Place were owned for the full year 2022.
(4)

Amounts are derived from the results of operations of our pro forma Full Year 2022 Same Store properties and Non-Same Store properties. There are 31 properties in our pro forma Full Year 2022 Same Store pool.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table reconciles our FFO, Core FFO and AFFO guidance to our net income (the most directly comparable GAAP financial measure) guidance for the year ended December 31, 2022 (in thousands, except per share data):

For the Year Ended December 31, 2022
Mid-Point
Net income	$81,399
Depreciation and amortization	97,367
Gain on sales of real estate	(104,909)
Adjustment for noncontrolling interests	(243)
FFO attributable to common stockholders	73,614
FFO per share - diluted (1)	$2.81

Loss on extinguishment of debt and modification costs	940
Casualty-related recoveries	3,281
Amortization of deferred financing costs - acquisition term notes	1,011
Pandemic expense	3
Adjustment for noncontrolling interests	(17)
Core FFO attributable to common stockholders	78,833
Core FFO per share - diluted (1)	$3.01

Amortization of deferred financing costs - long term debt	1,593
Equity-based compensation expense	7,876
Adjustment for noncontrolling interests	(34)
AFFO attributable to common stockholders	88,268
AFFO per share - diluted (1)	$3.37

Weighted average common shares outstanding - diluted	26,189

(1)	For purposes of calculating per share data, we assume a weighted average diluted share count of approximately 26.2 million for the full year 2022.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NOI and Same Store NOI

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI and our Same Store NOI for the three months ended March 31, 2022 and the year ended December 31, 2021 to net income (loss), the most directly comparable GAAP financial measure (in thousands):

		For the Three Months Ended March 31, 2022	For the Year Ended December 31, 2021
Net income (loss)		$(4,667)	$23,106
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees		1,843	7,631
Corporate general and administrative expenses		3,486	11,966
Casualty-related expenses/(recoveries)	(1)	1,047	(200)
Casualty gains		(128)	(2,595)
Pandemic expense		3	50
Property general and administrative expenses	(2)	627	2,232
Depreciation and amortization		23,718	86,878
Interest expense		10,636	44,623
Loss on extinguishment of debt and modification costs		—	912
Gain on sales of real estate		—	(46,214)
NOI		$36,565	$128,389
Less Non-Same Store
Revenues		(5,283)	(19,157)
Operating expenses		1,876	6,971
Operating income		(3)	(871)
Same Store NOI		$33,155	$115,332

(1)	Adjustment to net income (loss) to exclude certain property operating expenses that are casualty-related expenses/(recoveries).
(2)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

NXRT.NEXPOINT.COM	Page 32